As Filed With the Securities and Exchange Commission on June 30, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ENDOLOGIX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	68-0328265
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11 Studebaker, Irvine, California 92618
(949) 595-7200
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

2006 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

John McDermott
President and Chief Executive Officer
Endologix, Inc.
11 Studebaker, Irvine, California 92618
(949) 595-7200
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:
Lawrence B. Cohn
Michael A. Hedge
Stradling Yocca Carlson & Rauth,
660 Newport Center Drive, Suite 1600
Newport Beach, California 92660
(949) 725-4000
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities to	Amount to be	Offering Price	Aggregate	Registration
be Registered	Registered (1)	Per Share (2)	Offering Price	Fee
Common Stock ($0.001 par value)	1,500,000 shares	$3.18	$4,770,000	$266.16

(1)	Includes an indeterminate number of additional shares of the Registrant’s common stock which may be necessary to adjust the number of shares issued pursuant to the 2006 Employee Stock Purchase Plan as the result of any future stock splits, stock dividends or similar adjustments to the Registrant’s outstanding common stock.

(2)	Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c) under the Securities Act, using the average of the high and low prices reported by The Nasdaq Global Market for our common stock on June 25, 2009, which was $3.18 per share.

EXPLANATORY NOTE
          This Registration Statement has been prepared in accordance with General Instruction E to Form S-8 and relates to an increase of 1,500,000 shares, or from 558,734 shares to 2,058,734 shares, of common stock of Endologix, Inc. (the “Registrant”) reserved for issuance under the Registrant’s 2006 Employee Stock Purchase Plan (the “Plan”), which was approved by the Registrant’s board of directors on December 11, 2008 and subsequently approved by the Registrant’s stockholders at the Registrant’s Annual Meeting held on June 11, 2009. 558,734 shares of the Registrant’s common stock have previously been registered for issuance under the Plan pursuant to Registration Statements on Form S-8 (File Nos. 333-136370 and 333-152774).

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.2

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The contents of the Registrant’s previously filed Registration Statements on Forms S-8 (File Nos. 333-136370 and 333-152774) relating to shares issued under the Registrant’s 2006 Employee Stock Purchase Plan are hereby incorporated by reference.
Item 8. Exhibits.
     The following exhibits are filed as part of this registration statement:

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on August 7, 2006).
4.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2001).
4.3	Specimen Certificate of Common Stock (Incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, No. 333-04560, filed with the Securities and Exchange Commission on July 10, 1996).
5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.
10.1	2006 Employee Stock Purchase Plan, as amended through June 11, 2009 (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 17, 2009).
23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP.
24.1	Power of Attorney (included on signature page to the Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 29th day of June, 2009.

ENDOLOGIX, INC.
By:	/s/ John McDermott
John McDermott
President and Chief Executive Officer

POWER OF ATTORNEY
     We, the undersigned directors and officers of Endologix, Inc., do hereby constitute and appoint John McDermott and Robert J. Krist, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John McDermott	President, Chief Executive Officer and Director	June 29, 2009
John McDermott	(Principal Executive Officer)

/s/ Robert J. Krist	Chief Financial Officer and Secretary	June 29, 2009
Robert J. Krist	(Principal Financial and Accounting Officer)

/s/ Franklin D. Brown	Chairman of the Board	June 29, 2009
Franklin D. Brown

/s/ Paul McCormick	Director	June 29, 2009
Paul McCormick

/s/ Roderick de Greef	Director	June 29, 2009
Roderick de Greef

/s/ Jeffrey F. O’Donnell	Director	June 29, 2009
Jeffrey F. O’Donnell

/s/ Gregory D. Waller	Director	June 29, 2009
Gregory D. Waller

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on August 7, 2006).
4.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2001).
4.3	Specimen Certificate of Common Stock (Incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, No. 333-04560, filed with the Securities and Exchange Commission on July 10, 1996).
5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.
10.1	2006 Employee Stock Purchase Plan, as amended through June 11, 2009 (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 17, 2009).
23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP.
24.1	Power of Attorney (included on signature page to the Registration Statement).